Exhibit 99.4

Qype GmbH, Hamburg

Consolidated balance sheet

Assets	30.9.12	12.31.11
Non-current assets	€859,840.09	€629,584.54
Intangible assets	392,378.82	213,501.81
Software	203,610.47	24,733.46
Goodwill	188,768.35	188,768.35
Other plant, operating and office equipment	222,053.82	195,523.78
Other financial assets	245,407.45	220,558.95

Current assets	2,650,651.54	1,888,032.75
Receivables and other assets	2,444,013.95	1,456,006.76
Trade receivables	2,117,256.48	1,185,673.33
Other assets	326,757.47	270,333.43
Other financial assets	265,744.57	152,303.14
Other non-financial assets	61,012.90	118,030.29
Marketable securities	0.00	0.00
Cash and bank balances	206,637.59	432,025.99

	€3,510,491.63	€2,517,617.29

Equity and liabilities	30.9.12	12.31.11
Equity	€-7,889,639.47	€-4,804,661.67
Subscribed capital	124,691.00	124,691.00
Capital reserve	20,269,674.00	20,195,123.57
AfS reserve	0.00	0.00
Foreign currency exchange reserve	-57,282.51	-31,943.45
Retained earnings	-28,226,721.96	-25,092,532.79

Non-current liabilities	32,675.80	21,910.27
Other non-current liabilities	32,675.80	21,910.27

Current liabilities	11,367,455.30	7,300,368.69
Other provisions	1,456,392.06	1,873,715.92
Liabilities to banks	851,666.68	0.00
Trade payables	1,650,664.13	1,095,626.39
Shareholder loans	6,382,816.91	2,855,947.38
Other liabilities	571,310.08	812,826.80
Other financial liabilities	55,352.70	157,777.49
Other non-financial liabilities	515,957.38	655,049.31
Deferred income	454,605.44	662,252.20

	€3,510,491.63	€2,517,617.29

Qype GmbH, Hamburg

Consolidated comprehensive income statement

for the nine months ended 30 September

	2012	2011
Revenues	€6,346,129.21	€4,658,627.75
Other operating income	160,635.74	17,430.84
Expenses for purchased services	-21,759.80	-17,090.32
Personnel expenses	-5,250,264.96	-4,117,265.40
Depreciation and amortization of non-current assets	-79,636.11	-79,630.09
Other operating expenses	-3,904,761.57	-4,647,412.13

Operating income	-2,749,657.49	-4,185,339.35
Other interest and similar income	2,423.10	4,900.17
Interest and similar expenses	-442,358.30	-78,718.96

Result before income taxes	-3,189,592.69	-4,259,158.14
Income taxes	55,403.52	72,409.05
Net income	-3,134,189.17	-4,186,749.09

Currency translation	-25,339.06	-60,165.38
Net change in fair value of available-for-sale financial assets	0.00	-3,594.00

Total comprehensive income	€(3,159,528.23)	€(4,250,508.47)

Qype GmbH, Hamburg

Consolidated Statement of Changes in Equity

	Subscribed capital	Capital reserve	Reserve for changes in the fair value of available-for- sale securities	Currency exchange reserve	Retained earnings	Consolidated equity
	EUR	EUR	EUR	EUR	EUR	EUR
Status: 1 January 2011	124,691.00	19,999,698.52	3,594.00	-51,872.97	-18,522,186.34	1,553,924.21

Equity portion of convertible loan granted	0.00	173,066.71	0.00	0.00	0.00	173,066.71
Fair value change of available-for-sale securities	0.00	0.00	-3,594.00	0.00	0.00	-3,594.00
Currency translation	0.00	0.00	0.00	-60,165.38	0.00	-60,165.38
Consolidated net loss for the year	0.00	0.00	0.00	0.00	-4,186,749.09	-4,186,749.09

Status: 30 September 2011	124,691.00	20,172,765.23	0.00	-112,038.35	-22,708,935.43	-2,523,517.55

Status: 1 January 2012	124,691.00	20,195,123.57	0.00	-31,943.45	-25,092,532.79	-4,804,661.67

Equity portion of convertible loan granted	0.00	74,550.43	0.00	0.00	0.00	74,550.43
Currency translation	0.00	0.00	0.00	-25,339.06	0.00	-25,339.06
Consolidated net loss for the year	0.00	0.00	0.00	0.00	-3,134,189.17	-3,134,189.17

Status: 30 September 2012	124,691.00	20,269,674.00	0.00	-57,282.51	-28,226,721.96	-7,889,639.47

Qype GmbH, Hamburg

Consolidated Cash Flow Statement

for the nine month ended 30 September

	2012	2011
Net loss for the year	€(3,134,189.17)	€(4,186,749.09)
Amortisation and depreciation	79,636.11	79,630.09
Finance cost	439,935.20	73,818.79
Interest received less interest paid	-56,342.28	-7,807.98
Tax expense (income)	-55,403.52	-72,409.05
Tax paid (received)	23,463.34	-193.26
Increase (decrease) in provisions	-417,323.86	829,807.55
Other non-cash items	-21,718.70	8,513.24
Increase in trade receivables and other assets	-1,012,855.69	-753,502.19
Increase in trade payables and other liabilities	116,639.79	-34,698.39

Net cash used in operating activities	-4,038,158.78	-4,063,590.29
Acquistion of subsidiary, net of cash acquired	0.00	-172,037.06
Payments for investments in intangible assets	-187,696.04	-3,004.71
Payments for investments in property, plant and equipment	-97,347.12	-89,437.96

Net cash used in investing activities	-285,043.16	-264,479.73
Proceeds from issuing convertible loans	3,250,000.00	2,500,000.00
Proceeds from bank loan	985,000.00	0.00
Repayment of bank loan	-133,333.32	0.00
Net cash provided by financing activities	4,101,666.68	2,500,000.00

Change in cash and cash equivalents	-221,535.26	-1,828,070.02

Cash and cash equivalents at the beginning of the period	432,025.99	2,857,200.16
Effect of exchange rate changes on cash and cash equivalents	-3,853.14	2,657.24

Cash and cash equivalents at the end of the period	206,637.59	1,031,787.38
1. Cash and bank balances	206,637.59	1,031,787.38

Cash and cash equivalents at the end of the period	€206,637.59	€1,031,787.38

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

(1)	Reporting entity	2
(2)	Basis for preparation	2
(3)	Significant accounting policies	3
(4)	Acquisition of subsidiary	5
(5)	Revenue	5
(6)	Personnel expenses	5
(7)	Other operating expenses	5
(8)	Finance income and finance costs	6
(9)	Operating and office equipment, intangible assets	6
(10)	Trade receivables	7
(11)	Loans and borrowings	7
(12)	Provisions	7
(13)	Geographical Breakdown of Revenues	8
(14)	Related parties	8
(15)	Subsequent events	8

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

NOTES TO THE CONSOLIDATION AND ACCOUNTING POLICIES

(1) Reporting entity

Qype GmbH (the ‘Company’ or ‘Qype’) is a company domiciled in Hamburg / Germany. The address of the Company’s registered office is Großer Burstah 50-52, 20457 Hamburg. The condensed consolidated interim financial report of the Company as at and for the nine month ended 30 September 2012 comprise the Company and its subsidiaries (together referred to as the ‘Group’ and individually as ‘group entities’). The Group primarily is engaged in the provision of services in the Internet, especially the operation of a search engine and a platform for the evaluation of suppliers of all kinds of goods and services.

Qype is an online recommendations portal, for which the Company operates the www.qype.com website. Visitors can search via the Qype online platform for recommendations for services in their vicinity. This is also carried out via a Qype application for smartphones. In particular business people can register their businesses on Qype and advertise with their customers’ recommendations.

The Group generates earnings through premium memberships of registered business people, through advertising opportunities such as banner advertising on their own website, and through virtual pass through from their own website to other commercial websites.

The consolidated interim financial statements were authorized for issue by the Board of Directors on December 19, 2012.

(2) Basis for preparation

(a) Statement of compliance

This condensed consolidated interim financial report has been prepared in accordance with IAS 34 Interim Financial Reporting. Selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in financial position and performance of the Group since the last annual consolidated financial statements as at and for the year ended 31 December 2011. This condensed consolidated interim financial report does not include all the information required for full annual financial statements prepared in accordance with International Financial Reporting Standards.

The condensed consolidated interim financial report is prepared in Euros. All figures are in Euro (EUR) unless stated otherwise.

(b) Basis of measurement and presentation

Assets and liabilities were classified as current if it was anticipated that these could be realized or settled within twelve months of the balance sheet deadline.

The condensed consolidated interim financial report has been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	liabilities for cash-settled share-based payment arrangements are measured at fair value; and

•	available-for-sale financial assets are measured at fair value.

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

In the income statement expenses are presented based on their nature.

(c) Going-concern assumption

Until October 2012 the former shareholders provided loans amounting to EUR 6.2 million to finance the company’s operations during 2012 (see note 15). With the acquisition by Yelp Inc. at the end of October 2012 the new shareholder is now providing funding for the required financing of operations. Management has received a commitment from Yelp Inc. that Yelp Inc, will provide liquidity to the Company for at least 18 months from December 14th, 2012 to compensate for any negative cash flows generated by the Company. On this basis that this support will be received, we assume that Qype will be able to continue as a going concern.

(d) Functional and presentation currency

These condensed consolidated interim financial report is presented in Euro. The assets and liabilities of foreign subsidiaries with functional currencies other than the Euro are translated into Euro using the exchange rates at the end of the reporting period, while the income statement of such subsidiaries are translated using the average exchange rate during the period. Foreign currency differences resulting from translating foreign currency financial statements are reported as a separate component of equity.

(e) Use of estimates and judgements

The preparation of the condensed consolidated interim financial report in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

In preparing this condensed consolidated interim financial report, significant judgements made by Management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the consolidated financial statements as at and for the year ended 31 December 2011.

(3) Significant accounting policies

The accounting policies applied by the Group in this condensed consolidated interim financial report are the same as those applied by the Group in its consolidated financial statements as at and for the year ended 31 December 2011. There are no changes in accounting policy expected to be reflected in the Group’s consolidated financial statements as at and for the year ending 31 December 2012.

(a) Basis of consolidation

(i) Scope of consolidation

The scope of consolidation is unchanged in comparison to the balance sheet date 31 December 2011.

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

(ii) Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated in preparing the condensed consolidated interim financial report.

(b) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated into Euro using the foreign exchange rate ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies at the reporting date are translated into Euro using the exchange rates at the end of the period. Gains or resulting from foreign currency denominated transactions are included in other non-operating income and expense.

(ii) Foreign operations

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on acquisition, are translated to Euro at exchange rates at the reporting date. The income and expenses of foreign operations are translated using the average exchange rate for the year.

Foreign currency differences are recognised in other comprehensive income, and presented in the foreign currency translation reserve (translation reserve) in equity.

The following exchange rates have been used for the translation of GBP to EUR:

	Q1-Q3 2012	Q1-Q3 2011
Income statement (average)	1,2313	1,1476
	30 September 2012	31 December 2011
Balance sheet (end of period)	1,2571	1,1934

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

(4) Acquisition of subsidiary

Qype Spain SL was established as of 13 June 2012 and started to trade. The Spanish entity has generated revenue of kEUR 65 in the first three month. It is wholly owned by Qype GmbH.

(5) Revenue

Qype generates its service revenue in “Local sales” (Premium partnerships web & mobile), “Brand sales” (Display advertising), “Vouchers” (Qype deals) and “Partnerships & eCommerce” (Key account sales and sponsorships).

in kEUR	Q1-Q3 2012	Q1-Q3 2011
Local sales	4.624	3.396
Brand sales	1.518	857
Vouchers	93	0
Partnerships & eCommerce	111	406
	6.346	4.659

(6) Personnel expenses

in kEUR	Q1-Q3 2012	Q1-Q3 2011
Wages and salaries	4.430	3.535
Social security and welfare expenses	820	582
	5.250	4.117

The increase in personnel expenses in mainly due to an increase in headcount of more than 20 percent.

(7) Other operating expenses

The following table breaks down the primary items of other operating expenses:

in kEUR	Q1-Q3 2012	Q1-Q3 2011
IT, internet and communication costs	746	1.017
Freelancer expenses	1.011	956
Sales and marketing costs	432	566
Legal advice, professional service, accounting and audit fees	476	623
Travel, entertainment and other business expenses	200	201
Office costs	452	346
Other items	588	938
	3.905	4.647

Among other things, other items include: insurance costs and training costs.

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

(8) Finance income and finance costs

The financial result recognized in profit or loss can be broken down as follows:

in kEUR	Q1-Q3 2012	Q1-Q3 2011
Interest and similar income	2	5
Interest expense on convertible loans	-442	-66
Other interest expenses	0	-13

	-440	-74

(9) Operating and office equipment, intangible assets

in kEUR	Operating and office equipment	Software	Goodwill	Total
Net book value
As of 30.09.2012	222	204	189	615
As of 31.12.2011	187	11	189	387

Changes in tangible fixed assets amount compared to the previous period:

in kEUR	Q1-Q3 2012	Q1-Q3 2011
Investments	97	89
Depreciation	-71	-75
Total	26	14

Changes in Software amount compared to the previous period:

in kEUR	Q1-Q3 2012	Q1-Q3 2011
Investments	188	3
Depreciation	-9	-5
Total	179	-2

The major investment in the reporting period is the ERP-System Netsuite. The reported goodwill results from the consolidation of Cooledeals.

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

(10) Trade receivables

In kEUR	30.09.2012	31.12.2011
Trade receivables (gross)	3.144	1.804
Allowances	-1.027	-618
	2.117	1.186

(11) Loans and borrowings

The company entered in 2012 in new convertible loan agreements with its shareholders. The loans bear an interest rate of 3% and are due in less than one year. The lenders have the right to request in lieu of a repayment of the loans, that the relevant claims are converted into new shares of the Qype GmbH.

The received loan amounts in 2012 of kEUR 3.250 were split-up into a liability component of kEUR 3.144 and an equity component of kEUR 106 using an interest rate of 12%, which is derived from a similar loan the company contracted with a bank in 2012. The fair value of the liability component of all convertible loans at 30 September 2012 is kEUR 6.383.

Additionally the company entered in a secured loan agreement with a bank in an amount of kEUR 1.000 which will be paid back in thirty equal monthly rates starting May 2012. The fixed interest rate is 12% p.a..

(12) Provisions

In kEUR	Litigation	Stock appreciation rights	Personnel related	Other	Total
1 January 2011	875	766	187	46	1.874
Provisions made	—	—	53	91	144
Provisions used	—	—	15	46	61
Provisions reversed	—	501	—	—	501
30 September 2012	875	265	225	91	1.456

The reversal of the accrual for the stock appreciation rights was made due to other expectations for the entity value and the change in the amount of liquidation preferences.

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

(13) Geographical Breakdown of Revenues

The geographical breakdown of revenues into "Domestic and Euro-zone countries" and "United Kingdom" reflects the organizational focus.

In kEUR	Q1-Q3 2012	Q1-Q3 2011
Domestic and Euro-zone countries	3.756	3.260
United Kingdom	2.590	1.399
	6.346	4.659

(14) Related parties

The related companies and persons of the Qype Group include all affiliated companies. Furthermore, the Managing Director and the members of the Supervisory Board of Qype GmbH and their close relatives are to be seen as related persons. No material transactions have taken place between the Group and the related parties except the remuneration for the managing director (kEUR 191 for Q1-Q3 2012 and kEUR 181 for the comparative period 2011).

(15) Subsequent events

Acquisition

On 23 October 2012, Yelp Inc. (the “Yelp”) and Yelp Ireland Ltd., a wholly-owned subsidiary of the Company (“Yelp Ireland”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Qype GmbH (“Qype”) and its shareholders. Pursuant to the Purchase Agreement, Yelp Ireland acquired all of the outstanding equity interests in Qype for EUR 18.574.595 (approximately USD 24,2 million as of the time of closing) and 968.919 shares of the Yelp’s Class A Common Stock, and Qype became an indirect wholly-owned subsidiary of Yelp. The transaction closed upon the execution of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations, including a cash escrow of a portion of the purchase price for the benefit of Yelp and Yelp Ireland of EUR 7.829.457 (approximately USD 10,1 million as of the time of closing) for a two-year period after the closing of the acquisition to satisfy any indemnification obligations that may arise. A portion of the cash escrow may be released after the first anniversary of the closing of the acquisition. Of such escrow amount, EUR 4.697.674 was deposited in escrow at the time of closing and the remaining EUR 3.131.783 will be deposited in escrow if Qype delivers to Yelp certain consolidated financial statements of Qype and its subsidiaries, audited under International Financial Reporting Standards, within 45 days following the closing of the transaction or, if not so delivered, Yelp is nonetheless successful in obtaining and filing such financial statements with the Securities and Exchange Commission (the “SEC”) in a timely manner (in which case the remaining escrow amount would be deposited at the time of such filing). The Purchase Agreement provides that the purchase price will be subject to post-closing adjustment based on net working capital.

Qype GmbH, Hamburg

Notes to the consolidated interim financial report Q3 2012

Goodwill impairment

As of 30 September 2012, the company shows Goodwill of EUR 188.768,35 resulting from the acquisition of cooledeals GmbH in February 2011. As of 23 October 2012, all operations of QypeDeals are discontinued which results in an 100% impairment of the goodwill.

Waive of SAR

The company issued a Stock Appreciation Rights (SAR) Program in 2009 to let selected employees and advisors financially participate in the common capital stock. It was set up as a pure contract for difference and granted SARs vest over 4 years, with end of the vesting period being the end of the employment contract, whatever events happens earlier. The value of the vested SARs as of 30 September 2012 amounted kEUR 265 (see also Note 12). As of 23 October 2012, the value of the vested SAR amounted EUR 0 due to the liquidation preferences defined in the Investment and Shareholder Agreements and the shareholder loan agreements. As part of a “special indemnity” clause, the selling shareholders assumed all potential remaining liabilities out of the SAR program.

Convertible loans

As of 30 September 2012, the company received shareholders loans amounting EUR 6.250.002. These loans are subject to a 3% interest per annum.

As of Oct 23rd 2012, immediately prior to the closing of the transactions contemplated by the Purchase Agreement, the shareholders holding convertible notes of Qype GmbH amounting to €6.250.002 assigned to Qype GmbH any and all claims of repayment on the principal amount of, and accrued interest and penalties on, they held in the convertible notes, and waived any further rights or claims they had against Qype GmbH in connection with such convertible notes. The convertible notes were then terminated upon closing of the transactions contemplated by the Purchase Agreement for no additional consideration.

Restructuring

As of 23 October 2012, the company decided to discontinue QypeDeals in Germany and the UK. The Key Accounts department was also shut down and the company also decided to discontinue the community teams in France and the UK. Due to on-going negotiations, the company expects the total severance and payments in lieu of notice cost not to exceed EUR 400.000. The company also decided to terminate the office lease contracts in France, Spain and one office in the UK. The cost of continuing the leases until termination amount EUR 11.838,42. Cost for legal advice is estimated not to exceed EUR 200.000.

Hamburg, 19 December 2012

Qype GmbH